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                                  EXHIBIT 10.6



                            AGREEMENT NOT TO COMPETE

         AGREEMENT NOT TO COMPETE ("Agreement") dated November _____. 1998, by and between Pharma Labs, LLC, a Colorado limited liability company and Golden Pharmaceuticals, a Colorado corporation (hereinafter collectively referred to as "Covenantor") and Adams Equity, Inc. a Nevada corporation ("Adams") and GMP Laboratories of America, a California corporation (hereinafter collectively referred to as "Covenantee"):

                                   WITNESSETH:

         WHEREAS, on this date Adams has acquired from Pharma Labs substantially all of the assets of the nutraceutical manufacturing business known as Pharma Labs, located at 2931 East La Jolla Street, Anaheim, California 92806 (the "Business"); and

         WHEREAS, Covenantor has for years been actively and prominently engaged in the nutraceutical manufacturing business and related services in the United States and during such period has been an owner of the Business; and

         WHEREAS, the execution of this Agreement was a condition of and dependant covenant to the sale of the assets of the Business to Adams;

         NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties, intending to be legally bound, hereby agree as follows:

         Section 1. Noncompetition. Covenantor agrees that for a period of 1
(one) year from the date of this Agreement, such period not to include any period of violation hereof or period to enforce the covenants herein ("Terms of this Agreement"), Covenantor will not:



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         (a) Directly or indirectly, alone or for the account of Covenantor, or as a partner, member, employee, advisor, or agent of any partnership or joint venture, or as a trustee, officer, director, shareholder, employee, advisor, or agent of any corporation, trust, or other business organization or entity, own, manage, advise, encourage, support, finance, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business which (i) is either located within, or solicits business from within, the continental United States, and (ii) is or may be in the nutraceutical manufacturing business ("nutraceutical manufacturing" includes the formulating and tableting of capsules, tablets, and other like procedures, but excludes the packaging in bottles, strip packs or blisters of such capsules and/or tablets), or any business related to the above, other than for bariatic and related products of Physicians Pro Care;

         (b) Cause, induce or assist anyone in causing or inducing in any way any employee of Covenantee or any of its affiliates to resign or sever such employee's employment or to breach an employment agreement with Covenantee or any of its affiliates;

         (c) Cause, induce or assist any past or present customer of Pharma Labs, or any other person or. entity for which Parma Labs provided a quotation in the past 24 months, to have nutraceuticals manufactured by anyone other dm Covenantee;

         (d) Be the owner of more than one percent (1 %) of the outstanding capital stock of any publicly traded corporation which is in any of the businesses set forth above; or

         (e) Use in any corporate name or the name of any other business venture operating to any extent within any part of the aforesaid area, the words "Pharma Labs" or any other trade names presently or at any time during the Term of this Agreement used by Covenantee, or any word or words or expressions so closely resembling such words or words as to be likely to be confused therewith.

         These covenants shall not be held invalid or unenforceable because of the scope of the territory or actions subject hereto or restricted hereby, or the period of time within which such covenants are operative; but the maximum territory, the actions subject to such covenants and the period of time in which such covenants are enforceable, respectively, are subject to determination by a final judgement of any court which has jurisdiction over the parties and subject matter.

         Covenantor recognizes that the foregoing covenants provided substantial inducement for the acquisition of the Business and (i) are therefore reasonable and justified, and (ii) provided the essential assurance necessary to induce the parties hereto to effect such transaction.


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         Section 2. Consulting Duties. Also during the Term of this Agreement,
Covenantor agrees to and shall furnish to Covenantee, Covenantor's best advice, information, judgement and knowledge with respect to the affairs, business, business methods and practices, history, patrons, customers, employees and suppliers of the Business, and to generally preserve and increase the Business and goodwill thereof. Covenantor shall be an independent contractor, and not an employee of Covenantee, as to these duties. After an initial transition period of not less than six (6) months, Covenantor's services may be provide wholly by telephone while he is absent from the Anaheim area, and he agrees to make himself available by telephone during such absences.

         Section 3. Consideration. As consideration for the covenants by Covenantor herein (separate and apart from any consideration paid for the assets of the Business on even date herewith), Covenantee agrees to pay to Covenantor (and, subject to the terms of Section 7 of this Agreement, Covenantor's heirs or legal representatives), so long as Covenantor is not in default hereunder, the total sum of Two Hundred and Fifty Thousand Dollars and No/Dollars ($250,000), to be paid in full to the trust account of Steven C. Smith, Esq. in accordance with the Asset Purchase Agreement signed by both parties.

         Section 4. Miscellaneous Covenants. Covenantor agrees that at all times during the Term of this Agreement:

         (a) Covenantee shall have the right to display, and may use in its advertising, the name of "Pharma Labs" in a professional manner;

         (b) Covenantee shall have the right to advertise the Business as being carried on in the manner and tradition and according to the standards established by Covenantor;

         (c) Covenantor will not knowingly or intentionally do or say any act or thing which will or may damage or destroy the business or the goodwill and esteem of Covenantee with its suppliers, employees, patrons, customers and others who may at any time have or have had business relations with the Business or Covenantee;

         (d) Covenantor will not reveal to any third person (other than legal counsel) any difference of opinion, if there be such at any time, between Covenantor and Covenantee;


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         (e) Covenantor will not knowingly or intentionally do any act of thing detrimental to Covenantee; and

         (f) Covenantor will encourage and recommend the use of Covenantee's services by all acquaintances.

         Section 5. Trade Secrets and Confidential Information. Covenantor acknowledges that in the course of Covenantor's previous involvement with the Business, and in the course of Covenantor's association with Covenantee, Covenantor has received and learned and will receive and learn of trade secrets, lists of customer and other confidential information which Covenantee desires and intends to protect. Covenantor acknowledges that, among other things, the management methods, operating techniques, procedures and methods, customer lists, prospective acquisitions, employee lists, training manuals and procedures, personnel evaluation procedures, collection procedures, pricing structures, and financial reports, including results of operations of the Business and Covenantee, are confidential. Covenantor agrees not re reveal or divulge to anyone not affiliated with the Business and Covenantee any such confidential information or trade secrets so long as the confidential or secret nature of such information shall continue (which shall be continually presumed by Covenantor, unless given written directive otherwise by Covenantee), unless specifically required to do so by law or by order of a court. Covenantor further agrees not to use any such confidential information or trade secrets in competing with Covenantee at any time during or after the Term of this Agreement.

         Section 6. Severability and Waiver. In case any term, phrase, clause, paragraph, restriction. covenant, or agreement herein contained shall be held to be invalid or unenforceable, it shall be deemed severable and such invalidity or unenforceability shall not defeat or impair the remaining provisions hereof. A waiver by Covenantee of any breach by Covenantor of this Agreement or of any duties imposed upon Covenantor hereunder or by law shall not be construed as a waiver by Covenantee of any remedy available to it for any subsequent or continuing breach of this Agreement or of any of the duties, obligations or agreements herein contained or imposed by law.

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         Section 7. Parties in Interest . This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors, heirs and legal representatives. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party, provided, however, that following the execution of this Agreement, Covenantee may assign its rights hereunder in whole or in part without the consent of Covenantor to a successor-in-interest to Covenantee in all or in part of the Business (whether by merger, sale of assets or otherwise), provided that Covenantee shall not thereby be relieved of its obligations hereunder and the successor-in-interest to Covenantee expressly assumes the duties and obligations of Covenantee set forth herein.

         Section 8. Remedies. Covenantor agrees that the remedy at law for any actual or threatened breach of this Agreement would be inadequate and the Covenantee shall be entitled to specific performance hereof or injunctive relief, or both, by temporary or permanent injunction or other appropriate Judicial remedy, writ or order, in addition to any other remedies to which Covenantee may be legally entitled. It is agreed that in the event of any dispute or litigation concerning this Agreement or the respective rights and duties of each party hereunder, each party shall pay its own attorneys fees and expenses.

         Section 9. Dispute Resolution.

         (a) Any and all disputes among the parties to this Agreement (defined for the purpose of this provision to include their principals, agents and/or affiliates) arising out of or in conjunction with the negotiation, execution, interpretation, performance or nonperformance of this Agreement and the transaction contemplated herein shall be solely and finally settled by

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arbitration, which shall be conducted in Orange County, California, by a single arbitrator selected by the parties. The arbitrator shall be a lawyer (preferably a former judge) familiar with business transactions of the type contemplated in this Agreement, shall not have been previously employed or affiliated with any of the parties hereto, and shall be from a large, reputable firm (such as Judicial Arbitration & Mediation Services; Inc. Located in Orange County, California). If the parties fail to agree on the arbitrator within thirty (30) days of the date one of them invokes this arbitration provision, either party may make application to the American Arbitration Association to make the appointment.

         (b) The parties hereby renounce all recourse to litigation and agree that the award of the arbitrator shall be final and subject to no judicial review. The arbitrator shall conduct the proceedings pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as now or hereafter amended (the "Rules").

         (c) The arbitrator shall decide the issues submitted (i) in accordance with the provisions and commercial purposes of this Agreement, and (ii) with all substantive questions of law determined under the laws of the State of California (without regard to its principles of conflicts of laws). The arbitrator shall promptly hear and determine (after giving the parties due notice and a reasonable opportunity to be heard) the issues submitted and shall render a decision in writing within sixty (60) days after the appointment of the arbitrator.

         (d) The parties agree to facilitate arbitration by (i) conducting arbitration hearings to the greatest extent possible on successive days, and
(ii) observing strictly the time periods established by the Rules or by the arbitrator for submission of evidence and briefs.

         (e) Judgement on the award of the arbitrator may be entered in any court having jurisdiction over the party against which enforcement of the award


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is being sought and the parties hereby irrevocably consent to the jurisdiction of any such court for the purpose of enforcing any such award. The arbitrator shall divide all costs (other than fees and expenses of counsel) incurred in conducting the arbitration in the final award in accordance with what the arbitrator deems just and equitable under the circumstances.

         (f) The parties hereto agree that the provisions of this Section 9 shall not be construed to prohibit any party from obtaining, in the proper case, specific performance or injunctive relief with respect to the enforcement of any covenant or agreement of another party to this Agreement.

         Section 10. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 11. Notices. All notices provided for hereunder shall be in writing and shall be deemed to be given: (i) when delivered to the individual or to an officer of the company to which notice is directed; or (ii) three days after the same has been deposited in the United States mail sent Certified or Registered mail with Return Receipt Requested, postage prepaid and addressed as provided in this Section; or (iii) when delivered by an overnight delivery service (including United States Express Mail) with receipt acknowledged and with all charges prepaid by the sender addressed as provided in this Section. Notices shall be directed as follows:

         (a)      If to Covenantor, addressed to:

                  Pharma Labs, LLC
                  c/o Golden Pharmaceuticals, Inc.
                  3000 West Warner Avenue
                  Santa Ana, CA 92704
                  Attention: Charles R. Drummond
                  Telephone: (714) 754-2440
                  Facsimile: (714) 754-5745



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                  with a copy to:

                  Morrison & Foerster, LLP
                  5200 Republic Plaza
                  370 Seventeenth Street Denver, CO
                  80202 Attention: Warren L. Troupe, Esq.
                  Telephone: (303) 592-1500
                  Facsimile: (303) 592-1510

         (b)      If to Covenantee, addressed to:

                  Adams Equity, Inc.
                  3880 East Eagle Drive
                  Anaheim, CA 92807
                  Telephone: (714) 630-2467
                  Facsimile: (714) 237-1354

                  with a copy to:

                  Smith & Ure
                  1800 North Broadway
                  Suite 200
                  Santa Ana, CA 92706
                  Attention: Steven C. Smith, Esq.
                  Telephone: (714) 550-7720
                  Facsimile: (714) 550-1251

or at such other place or places or to such other person or persons as shall be designated by notice by either party hereto.

         Section 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         Section 13. Entire Agreement: Modification. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and may be modified only by a written instrument Signed by each of the parties hereto.


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         Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its principles of conflicts of laws.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                           COVENANTOR:

                                           PHARMA LABS, LLC, a Colorado limited
                                           liability company


                                           By
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                                              Its
                                                 -------------------------------


                                           COVENANTEE:

                                           ADAMS EQUITY, INC., a Nevada
                                           Corporation


                                           By
                                              ----------------------------------
                                              Its
                                                 -------------------------------


                                           GMP LABORATORIES OF AMERICA, a
                                           California corporation


                                           By
                                              ----------------------------------
                                              Its
                                                 -------------------------------



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